================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of Earliest Event Reported): April 7, 2006

                                ELECTROGLAS, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

                 0-21626                               77-0336101
        (Commission File Number)          (I.R.S. Employer Identification No.)

                 5729 Fontanoso Way, San Jose, California 95138
               (Address of Principal Executive Offices) (Zip Code)

                                 (408) 528-3000
              (Registrant's Telephone Number, Including Area Code)


          ------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

================================================================================

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Electroglas, Inc., a Delaware corporation (the "Company"), entered into an Offer Letter (the "Offer Letter"), effective April 7, 2006, with Thomas M. Rohrs, a Director of the Company, pursuant to which Mr. Rohrs would serve as the Company's Chief Executive Officer and Chairman of the Board of Directors (the "Board"). The terms of the Offer Letter include, but are not limited to, the following:

     (1) Mr. Rohrs will serve as the Company's Chief Executive Officer and Chairman of the Board;

     (2)  Mr. Rohrs' initial base salary will be $310,000;

     (3) Mr. Rohrs will be eligible to receive an annual bonus of up to $230,000 depending on the satisfaction of certain milestones as set forth in the Offer Letter;

     (4) Pursuant to a Change of Control Agreement (the "Change of Control Agreement") to be entered into by and between the Company and Mr. Rohrs, if during the twelve month period following certain change of control transactions (to be defined in the Change of Control Agreement), the Company terminates Mr. Rohrs other than for cause (to be defined in the Change of Control Agreement) or (ii) if Mr. Rohrs terminates his employment with the Company for good reason (to be defined in the Change of Control Agreement), the Company would be obligated (a) to pay Mr. Rohrs' base salary in effect at the time of such termination for a period of twenty-four months after such termination, and (b) pay certain bonus payments to Mr. Rohrs based upon Mr. Rohrs' annual bonus, payable over a period of twenty-four months after such termination;

     (5) Mr. Rohrs will be granted an option to purchase 200,000 shares of Company common stock, subject to vesting according to the normal Company vesting schedule, with such option fully accelerating upon certain change of control transactions; and

     (6) Mr. Rohrs will be granted an option to purchase 250,000 shares of Company common stock, with 125,000 shares subject to such option vesting after 2 consecutive quarters of positive operating income measured on a GAAP basis, and the remainder vesting after the majority of the Board agrees that Mr. Rohrs' performance as the Chief Executive Officer has improved shareholder value, with such review of performance occurring 6 months after the acceptance of the Offer Letter by Mr. Rohrs, with such option fully accelerating upon certain change of control transactions.

The foregoing description does not purport to be complete and is qualified in its entirety by the full text of the Offer Letter.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
           APPOINTMENT OF PRINCIPAL OFFICERS.

(b)  Departure of Directors or Principal Officers.

Effective April 7, 2006, Keith L. Barnes resigned from the positions of Chief Executive Officer and Chairman of the Board of the Company. Mr. Barnes' resignation as the Chief Executive Officer and Chairman of the Board of the Company did not involve any disagreement with the Company.

(c)  Appointment of Directors or Principal Officers.

Effective April 7, 2006, Thomas M. Rohrs was appointed as the Chief Executive Officer and Chairman of the Board of the Company.

Mr. Rohrs has been a Director of the Company since December 2004. Mr. Rohrs presently serves on the board of Magna Design Automation, Inc., Ultraclean Technologies, and several private companies. In addition, he is an adviser and consultant to a number of companies both public and private. Mr. Rohrs spent five years with Applied Materials Inc., most recently as Senior Vice President, Global Operations, and was also a member of the company's Executive Committee. Prior to that, he held executive positions with Silicon Graphics, MIPS Computer Systems and Hewlett-Packard Company's Personal Computer Group.

The press release issued on April 10, 2006 by the Company describing Mr. Rohrs' appointment and Mr. Barnes' resignation is attached hereto as Exhibit 99.1 and incorporated herein by reference in its entirety.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)  EXHIBITS.

EXHIBIT
NUMBER                                   DESCRIPTION
-------        ----------------------------------------------------------------
99.1           Press release dated April 10, 2006, describing Mr. Rohrs'
               appointment and Mr. Barnes' resignation.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized officer.

                                                     Electroglas, Inc.


Date: April 10, 2006                                 By: /s/ Thomas E. Brunton
                                                         -----------------------
                                                         Chief Financial Officer

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                                    DESCRIPTION
-------        ----------------------------------------------------------------
99.1           Press release dated April 10, 2006, describing Mr. Rohrs'
               appointment and Mr. Barnes' resignation.